CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$750,000	$87.08

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933

Pricing supplement dated July 29, 2011 (To the Prospectus dated August 31, 2010, the Prospectus Supplement dated May 27, 2011 and Index Supplement dated May 31, 2011)	Filed Pursuant to Rule 424(b)(2) Registration No. 333-169119

$ 750,000 Notes due August 1, 2013 Linked to the Performance of a Basket of Commodity Indices Global Medium-Term Notes, Series A, No. C-325

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.

Issuer:	Barclays Bank PLC

Basket Initial Valuation Date:	July 29, 2011

Issue Date:	August 3, 2011

Basket Final Valuation Date:	July 29, 2013*

Maturity Date:	August 1, 2013*

Denominations:	Minimum denominations of $1,000, and integral multiples of $1,000 in excess thereof

Reference Asset:	A basket comprised of the following commodities (each a “basket component” or “Index”, and together, the “basket components” or “Indices”) in weighted allocations:

Basket Component	Bloomberg ticker symbol	Weight	Initial Level
S&P GSCI® Industrial Metals Index Excess Return (“SPGCINP”). For a description of the Index, see the information set forth under “Description of the Indices Included in the Basket” herein and “Commodity Indices—S&P GSCI® Commodity Indices” in the index supplement.	SPGCINP<Index>	1/3	299.1203

S&P GSCI® Precious Metals Index Excess Return (“SPGCPMP”). For a description of the Index, see the information set forth under “Description of the Indices Included in the Basket” herein and “Commodity Indices—S&P GSCI® Commodity Indices” in the index supplement.	SPGCPMP <Index>	1/3	252.2478

S&P GSCI® Crude Oil Index Excess Return (“SPGCCLP”). For a description of the Index, see the information set forth under “Description of the Indices Included in the Basket” herein and “Commodity Indices—S&P GSCI® Commodity Indices” in the index supplement.	SPGCCLP <Index>	1/3	532.8685

Payment at Maturity:

If the basket return is greater than 0%, you will receive a cash payment that provides you with a return per $1,000 principal amount Note equal to the basket return subject to the maximum return. For example, assuming that the maximum return is set at 20.50%, if the basket return is 20.50% or more, you will receive the maximum return on the Notes of 20.50%. Accordingly, if the basket return is positive, your payment at maturity per $1,000 principal amount Note would be calculated as follows:

$1,000 + ($1,000 × Basket Return)

If the basket return is equal to or less than 0% and equal to or greater than -15%, you will receive the principal amount of your Notes.

If the basket return is less than -15%, you will receive a cash payment equal to (a) the principal amount of your Notes plus (b) the principal amount multiplied by the basket return plus 15%. Accordingly, your payment per $1,000 principal amount Note will be calculated as follows:

$1,000 + [$1,000 × (Basket Return + 15%)])

You may lose up to 85% of your investment at maturity if the final basket level declines from the initial basket level by more than 15%.

Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of the Issuer and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Credit of Issuer” in this pricing supplement.

Basket Return:	The performance of the reference asset from the initial basket level to the final basket level, calculated as follows: Final Basket Level – Initial Basket Level Initial Basket Level

Initial Basket Level:	Set equal to 100 on the pricing date.

Final Basket Level:

The final basket level will be calculated as follows:

100 × [1 + (SPGCINP return × 1/3) + (SPGCPMP × 1/3) + (SPGCCLP × 1/3)]

The returns set forth in the formula above reflect the performance of the each basket component as described under “Basket Component Return” below.

Basket Component Return:

The performance of the basket component from the initial level to the final level, calculated as follows:

Final Level – Initial Level

Initial Level

Where,

Initial Level = for each basket component, the initial level is the closing level of the basket component on the initial valuation date, determined as described under “Reference Asset” above;

Final Level = for each basket component, the final level will equal the closing level of the basket component on the final valuation date, determined as described under “Reference Asset” above.

Maximum Return:	20.50%

Calculation Agent:	Barclays Bank PLC

CUSIP/ISIN:	06738KQV6 and US06738KQV60

*	Subject to postponement in the event of a market disruption event as described under “Reference Assets—Commodities—Market Disruption Events Relating to Securities with a Commodity as the Reference Asset” , “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Commodities” and “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof” in the prospectus supplement.

Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page S-6 of the prospectus supplement, “Risk Factors” beginning on page IS-2 of the index supplement and “Selected Risk Considerations” beginning on page PS-8 of this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of the Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after the initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

	Price to Public[1]	Agent’s Commission	Proceeds to Barclays Bank PLC
Per Note	100%	0%	100%
Total	$750,000	$0	$750,000

ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated August 31, 2010, as supplemented by the prospectus supplement dated May 27, 2011 and the index supplement dated May 31, 2011 relating to our Global Medium-Term Notes, Series A, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement and the index supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated August 31, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510201448/df3asr.htm

•	Prospectus Supplement dated May 27, 2011:

http://www.sec.gov/Archives/edgar/data/312070/000119312511152766/d424b3.htm

•	Index Supplement dated May 31, 2011:

http://www.sec.gov/Archives/edgar/data/312070/000119312511154632/d424b3.htm

Our SEC file number is 1-10257. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Barclays Bank PLC.

What is the Total Return on the Notes at Maturity Assuming a Range of Performance for the Reference Asset?

The following table illustrates the hypothetical total return at maturity on the Notes. The “total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount Note to $1,000. The hypothetical total returns and examples set forth below are based on the initial levels for the basket components of 299.1203 for S&P GSCI® Industrial Metals Index Excess Return, 252.2478 for S&P GSCI® Precious Metals Index Excess Return and 532.8685 for S&P GSCI® Crude Oil Index Excess Return below. The hypothetical total returns set forth below are for illustrative purposes only and may not be the actual total returns applicable to a purchaser of the Notes. The numbers appearing in the following table and examples have been rounded for ease of analysis.

Final Basket Level	Basket Return	Payment at Maturity	Total Return on the Notes
170.00	70.00%	$1,205.00	20.50%
160.00	60.00%	$1,205.00	20.50%
150.00	50.00%	$1,205.00	20.50%
140.00	40.00%	$1,205.00	20.50%
120.00	30.00%	$1,205.00	20.50%
115.00	20.50%	$1,205.00	20.50%
110.00	20.00%	$1,200.00	20.00%
110.00	10.00%	$1,100.00	10.00%
105.00	5.00%	$1,050.00	5.00%
100.00	0.00%	$1,000.00	0.00%
95.00	-5.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
85.00	-15.00%	$1,000.00	0.00%
80.00	-20.00%	$950.00	- 5.00%
70.00	-30.00%	$850.00	-15.00%
60.00	-40.00%	$750.00	-25.00%
50.00	-50.00%	$650.00	-35.00%
40.00	-60.00%	$550.00	-45.00%
30.00	-70.00%	$450.00	-55.00%
20.00	-80.00%	$350.00	-65.00%
10.00	-90.00%	$250.00	-75.00%
0.00	-100.00%	$150.00	-85.00%

PS–3

Hypothetical Examples of Amounts Payable at Maturity

The following examples illustrate how the total returns set forth in the table above are calculated, assuming an initial investment of $1,000.

Example 1: The basket level increases from an initial basket level of 100 to a final basket level of 110.

Step 1: Calculate the Basket Component Return for each Basket Component.

Basket Component	Initial Level	Final Level	Weight	Basket Component Return
S&P GSCI Industrial Metals Index Excess Return (SPGCINP)	299.1203	314.0763	1/3	5%
S&P GSCI Precious Metals Index Excess Return (SPGCPMP)	252.2478	290.0850	1/3	15%
S&P GSCI Crude Oil Index Excess Return (SPGCCLP)	532.8685	586.1554	1/3	10%

The Basket Component Return of each basket component is the performance of the basket component from the initial level to the final level, calculated as follows:

Final Level – Initial Level

Initial Level

Step 2: Calculate the Final Basket Level.

The final basket level is calculated as follows:

100 × [1 + (5% × 1/3) + (15% × 1/3) + (10% × 1/3)]

Step 3: Calculate the Basket Return.

The basket return reflects the performance of the basket, calculated as follows:

110 - 100	= 10.00%
100

Step 4: Calculate the Payment at Maturity.

Because the basket return is greater than 0%, the payment at maturity per $1,000 principal amount Note is calculated as follows:

$1,000 + [$1,000 × (10.00%)] = $1,100.00

Therefore, the payment at maturity is $1,100.00 per $1,000 principal amount Note, representing a 10.00% return on investment over the term of the Notes.

Example 2: The basket level decreases from an initial basket level of 100 to a final basket level of 60.

Step 1: Calculate the Basket Component Return for each Basket Component.

Basket Component	Initial Level	Final Level	Weight	Basket Component Return
S&P GSCI Industrial Metals Index Excess Return (SPGCINP)	299.1203	119.6481	1/3	-60%
S&P GSCI Precious Metals Index Excess Return (SPGCPMP)	252.2478	201.7982	1/3	-20%
S&P GSCI Crude Oil Index Excess Return (SPGCCLP)	532.8685	319.7211	1/3	-40%

PS–4

The Basket Component Return of each basket component is the performance of the basket component from the initial level to the final level, calculated as follows:

Final Level – Initial Level

Initial Level

Step 2: Calculate the Final Basket Level.

The final basket level is calculated as follows:

100 × [1 + (-60% × 1/3) + (-20% × 1/3) + (-40% × 1/3)] = 60

Step 3: Calculate the Basket Return.

The basket return reflects the performance of the basket, calculated as follows:

60 - 100	= -40.00%
100

Step 4: Calculate the Payment at Maturity.

Because the basket return is less than -15%, the payment at maturity per $1,000 principal amount Note is calculated as follows:

$1,000 + ($1,000 × Basket Return + 15%)

$1,000 + ($1,000 × -40% + 15%) = $750.00

Therefore, the payment at maturity is $750.00 per $1,000 principal amount Note, representing a -25.00% loss on investment over the term of the Notes.

Example 3: The basket level increases from an initial basket level of 100 to a final basket level of 140.

Step 1: Calculate the Basket Component Return for each Basket Component.

Basket Component	Initial Level	Final Level	Weight	Basket Component Return
S&P GSCI Industrial Metals Index Excess Return (SPGCINP)	299.1203	388.8564	1/3	30%
S&P GSCI Precious Metals Index Excess Return (SPGCPMP)	252.2478	378.3717	1/3	50%
S&P GSCI Crude Oil Index Excess Return (SPGCCLP)	532.8685	746.0159	1/3	40%

The Basket Component Return of each basket component is the performance of the basket component from the initial level to the final level, calculated as follows:

Final Level – Initial Level

Initial Level

Step 2: Calculate the Final Basket Level.

The final basket level is calculated as follows:

100 × [1 + (30% × 1/3) + (50% × 1/3) + (40% × 1/3)] = 140

Step 3: Calculate the Basket Return.

The basket return reflects the performance of the basket, calculated as follows:

140 - 100	= 40.00%
100

PS–5

Step 4: Calculate the Payment at Maturity.

Because the basket return is greater than 0% and also greater than the Maximum Return of 20.50%, the payment at maturity per $1,000 principal amount Note will be $1,205.00 per Note:

$1,000 + [$1,000 × (20.50%)] = $1,205.00

Therefore, the payment at maturity is $1,205.00 per $1,000 principal amount Note, representing a 20.50% return on investment over the term of the Notes.

Example 4: The basket level decreases from an initial basket level of 100 to a final basket level of 90.

Step 1: Calculate the Basket Component Return for each Basket Component.

Basket Component	Initial Level	Final Level	Weight	Basket Component Return
S&P GSCI Industrial Metals Index Excess Return (SPGCINP)	299.1203	314.0763	1/3	5%
S&P GSCI Precious Metals Index Excess Return (SPGCPMP)	252.2478	214.4106	1/3	-15%
S&P GSCI Crude Oil Index Excess Return (SPGCCLP)	532.8685	426.2948	1/3	-20%

The Basket Component Return of each basket component is the performance of the basket component from the initial level to the final level, calculated as follows:

Final Level – Initial Level

Initial Level

Step 2: Calculate the Final Basket Level.

The final basket level is calculated as follows:

100 × [1 + (5% × 1/3) + (-15% × 1/3) + (-20% × 1/3)] = 90

Step 3: Calculate the Basket Return.

The basket return reflects the performance of the basket, calculated as follows:

90 - 100	= -10.00%
100

Step 4: Calculate the Payment at Maturity.

Because the basket return is less than 0% and greater than -15%, the payment at maturity is $1,000 per $1,000 principal amount Note, representing a 0.00% loss on investment over the term of the Notes.

Selected Purchase Considerations

•

Market Disruption Events and Adjustments—The final valuation date, the maturity date, the payment at maturity, the basket components and the basket are subject to adjustment as described in the following sections of the prospectus supplement:

•

For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “Reference Assets—Commodities—Market Disruption Events Relating to Securities with a Commodity as the Reference Asset”, “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Commodities” and “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof”; and

•

For a description of further adjustments that may affect the reference asset, see “Reference Assets—Commodities—Discontinuation of Trading; Alteration of Method of Calculation”, “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices” and “Reference Assets—Baskets—Adjustments Relating to Securities with the Reference Asset Comprised of a Basket”.

PS–6

•

Limited Protection Against Loss—If the final basket level declines from the initial basket level, you may lose up to 85% of your initial investment. Because the Notes are our senior unsecured obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Selected Risk Considerations—Credit of Issuer” in this pricing supplement.

•

Certain U.S. Federal Income Tax Considerations—Some of the tax consequences of your investment in the Notes are summarized below. The discussion below supplements the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. As described in the prospectus supplement, this section applies to you only if you are a U.S. holder (as defined in the accompanying prospectus supplement) and you hold your Notes as capital assets for tax purposes and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in the prospectus supplement (for example, if you did not purchase your Notes in the initial issuance of the Notes).

The United States federal income tax consequences of your investment in the Notes are uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described below. Pursuant to the terms of the Notes, Barclays Bank PLC and you agree, in the absence of a change in law or an administrative or judicial ruling to the contrary, to characterize your Notes as a pre-paid cash-settled executory contract with respect to the basket components. If your Notes are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Notes. Such gain or loss should generally be long-term capital gain or loss if you have held your Notes for more than one year.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Notes in the manner described above. This opinion assumes that the description of the terms of the Notes in this free writing prospectus is materially correct.

As discussed further in the accompanying prospectus supplement, the Treasury Department and the Internal Revenue Service are actively considering various alternative treatments that may apply to instruments such as the Notes, possibly with retroactive effect. Other alternative treatments for your Notes may also be possible under current law. For example, it is possible that the Internal Revenue Service could assert that you should be treated as if you owned the underlying components of the basket components. Under such a characterization, it is possible that the Internal Revenue Service could assert that Section 1256 of the Internal Revenue Code should apply to your Notes or a portion of your Notes. If Section 1256 were to apply to your Notes, gain or loss recognized with respect to your Notes (or the relevant portion of your Notes) would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Notes. You would also be required to mark your Notes (or a portion of your Notes) to market at the end of each year (i.e., recognize gain or loss as if the Notes or the relevant portion of the Notes had been sold for fair market value). Additionally, it is also possible that you could be required to recognize gain or loss each time a contract tracked by the basket components rolls.

It is also possible that the Internal Revenue Service could assert that your Notes should be treated as partially giving rise to “collectibles” gain or loss if you have held your Notes for more than one year, although we do not think such a treatment would be appropriate in this case because (i) a sale or exchange of the Notes is not a sale or exchange of a collectible but is rather a sale or exchange of an executory contract that reflects the value of a collectible, and (ii) the executory contract tracks the value of collectibles only to a limited extent. “Collectibles” gain is currently subject to tax at marginal rates of up to 28%.

For a further discussion of the tax treatment of your Notes as well as other possible alternative characterizations, please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Executory Contracts” in the accompanying prospectus supplement. You should consult your tax advisor as to the possible alternative treatments in respect of the Notes. For additional, important considerations related to tax risks associated with investing in the Notes, you should also examine the discussion in “Selected Risk Considerations—Taxes”, in this free writing prospectus.

“Specified Foreign Financial Asset” Reporting. Under legislation enacted in 2010, individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 are generally required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following (which may include your Notes), but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. The Internal Revenue Service has suspended this filing requirement for tax returns that are filed before it issues the form on which

PS–7

to report the relevant information. However, once the Internal Revenue Service issues the form, taxpayers that were not required to report in prior years because of the suspension will nevertheless be required to report the relevant information for such prior years on such form. Individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Notes.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the basket components. These risks are explained in more detail in the “Risk Factors” sections of the prospectus supplement, including but not limited to the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•	“Risk Factors—Additional Risks Relating to Notes Which Pay No Interest”;

•	“Risk Factors— Additional Risks Relating to Securities Based on a Basket Comprised of More Than One Reference Asset”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”; and

•

“Risk Factors— Additional Risks Relating to Securities with Reference Assets That Are Commodities, an Index Containing Commodities, Shares or Other Interests in an Exchange-Traded Fund Invested in Commodities or Based in Part on Commodities.”

In addition to the risks discussed under the headings above, you should consider the following:

•

Your Investment in the Notes May Result in a Loss—The return on the Notes at maturity is linked to the performance of the basket components and will depend on whether, and the extent to which, the basket return is positive or negative. If the final basket level declines from the initial basket level, you may lose up to 85% of your initial investment.

•

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any principal protection provided at maturity, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

•	No Interest Payments—As a holder of the Notes, you will not receive interest payments.

•

You Will Not Have Rights in the Futures Contracts Underlying the Basket Components—As a holder of the Notes, you will not have any rights in the futures contracts that comprise the Index Components. Your Notes will be paid in cash, and you will have no right to receive delivery of any underlying commodity.

•

Certain Built-In Costs Are Likely to Adversely Affect the Level of the Notes Prior to Maturity—While the payment at maturity described in this pricing supplement is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent’s commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC will be willing to purchase Notes from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the maturity date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

•

Changes in the Levels of the Basket Components May Offset Each Other—Movements in the basket components may not correlate with each other. At a time when the closing level of one or more of the basket component increases, the closing level of other basket components may not increase as much or may even decline. Therefore, in calculating the final basket level, increases in the levels of one or more basket components may be moderated, or more than offset, by lesser increases or declines in the levels of other basket components.

•

The Payment at Maturity on Your Notes is Not Based on the Final Levels of the Basket Components at Any Time Other than Final Valuation Date —The final basket level and the basket return will be based solely on the closing levels, as applicable, of the basket components on the final valuation date (subject to adjustments as described in the prospectus supplement). Therefore, if the level(s) of one or more basket components drops precipitously on the final valuation date, the payment at maturity that you will receive for your Notes may be significantly less than it would otherwise have been had the payment at maturity been linked to the levels of the basket components prior to such drop. Although the closing levels, as applicable, of the basket components on the maturity date or at other times during the life of your Notes may be higher than such levels on the final valuation date, you will not benefit from any such increases in the levels of the basket components other than those increases, if any, represented by the final levels on the final valuation date.

•

Lack of Liquidity—The Notes will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the Notes in the secondary market but are not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Notes.

PS–8

•

Potential Conflicts—We and our affiliates play a variety of roles in connection with the issuance of the Notes, including acting as calculation agent and hedging our obligations under the Notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes.

•

Taxes—The U.S. federal income tax treatment of the Notes is uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described above. As discussed further in the accompanying prospectus supplement, on December 7, 2007, the Internal Revenue Service issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the Notes even though you will not receive any payments with respect to the Notes until maturity and whether all or part of the gain you may recognize upon the sale or maturity of an instrument such as the Notes could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis. You should consult your tax advisor as to the possible alternative treatments in respect of the Notes.

•

Suitability of the Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the index supplement, the prospectus supplement, and the prospectus. Neither the Issuer nor Barclays Capital Inc. makes any recommendation as to the suitability of the Notes for investment.

•

Many Economic and Market Factors Will Impact the Level of the Notes—In addition to the levels of the basket components on any day, the level of the Notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•

the expected volatility of the price of the commodities pertaining to the futures contracts underlying the basket components, and of the prices of exchange-traded futures contracts for the purchase or delivery of such commodities;

•	the expected volatility of each Index and its components;

•	the time to maturity of the Notes;

•	interest and yield rates in the market generally;

•	a variety of economic, financial, political, regulatory or judicial events;

•

global supply and demand for the commodities pertaining to the futures contracts underlying the basket components, and supply and demand for such exchange-traded futures contracts for the purchase or delivery of such commodities;

•	supply and demand for the Notes; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

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Prices of Commodities and Commodity Futures Contracts are Highly Volatile and May Change Unpredictably—Commodity prices are highly volatile and, in many sectors, have experienced unprecedented historical volatility in the past few years. Commodity prices are affected by numerous factors including: changes in supply and demand relationships (whether actual, perceived, anticipated, unanticipated or unrealized); weather; agriculture; trade; fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates, whether through governmental action or market movements; monetary and other governmental policies, action and inaction; macroeconomic or geopolitical and military events, including political instability in some oil-producing countries; and natural or nuclear disasters. Those events tend to affect prices worldwide, regardless of the location of the event. Market expectations about these events and speculative activity also cause prices to fluctuate. These factors may adversely affect the performance of the basket components and, as a result, the market value of the Notes, and the amount you will receive at maturity.

Moreover, the prices of many of the commodities, particularly energy and agricultural commodities, reached historically high levels in 2009. Since reaching such highs, prices have fallen precipitously, to approximately 25% of their historic highs, in some cases, and prices have experienced unprecedented volatility since that time. In the case of many commodities, recent prices have also risen substantially, although they have not reached their historically high levels. There is no assurance that prices will again reach their historically high levels or that volatility will subside. It is possible that lower prices, or increased volatility, will adversely affect the performance of basket components and, as a result, the market value of the Notes.

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Suspension or Disruptions of Market Trading in Commodities and Related Futures May Adversely Affect the Level of the Notes—The commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. These circumstances could adversely affect the levels of the basket components, therefore, the value of the Notes.

PS–9

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Future Prices of the Components of the Indices That are Different Relative to Their Current Prices May Result in a Lower Level for the Indices on the Final Valuation Date—The indices included in the basket are composed of commodity futures contracts rather than physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the exchange-traded futures contracts that comprise each Index approach expiration, they are replaced by similar contracts that have a later expiration. Thus, for example, a futures contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October may be replaced by a contract for delivery in November. This process is referred to as “rolling”. If the market for these contracts is (putting aside other considerations) in “backwardation”, which means that the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield”. The actual realization of a potential roll yield will be dependent upon the level of the related spot price relative to the unwind price of the commodity futures contract at the time of sale of the contract. While many of the contracts included in the indices have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover, certain of the commodities reflected in the indices have historically traded in “contango” markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The absence of backwardation in the commodity markets could result in negative “roll yields”, which could adversely affect the level of the indices and, accordingly, and the payment you receive at maturity.

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The Notes May Be Subject to Certain Risks Specific to Energy-Related Commodities—In addition to factors affecting commodities generally that are described above and in the prospectus supplement, the Notes may be subject to a number of additional factors specific to energy-related commodities that might cause price volatility. These may include, among others:

•	changes in the level of industrial and commercial activity with high levels of energy demand;

•	disruptions in the supply chain or in the production or supply of other energy sources;

•	price changes in alternative sources of energy;

•	adjustments to inventory;

•	variations in production and shipping costs;

•	costs associated with regulatory compliance, including environmental regulations; and

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor may offset or enhance the effect of another factor and may adversely affect the market value of the Notes.

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The Notes May Be Subject to Certain Risks Specific to Industrial Metals—In addition to factors affecting commodities generally that are described above and in the prospectus supplement, a number of additional factors specific to industrial metals might cause price volatility. These may include, among others:

•	changes in the level of industrial activity using industrial metals, including the availability of substitutes such as man-made or synthetic substitutes;

•	disruptions in the supply chain, from mining to storage to smelting or refining;

•	adjustments to inventory;

•	variations in production costs, including storage, labor and energy costs;

•	costs associated with regulatory compliance, including environmental regulations; and

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor may offset or enhance the effect of another factor and may adversely affect the market value of the Notes.

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The Notes May Be Subject to Certain Risks Specific to Precious Metals—The S&P GSCI® Precious Metals Index Excess Return is comprised of futures contracts on the following precious metals: gold and silver. Consequently, in addition to factors affecting commodities generally that are described above, the S&P GSCI® Precious Metals Index may be subject to a number of additional factors specific to precious metals that might cause price volatility. These may include, among others:

•	disruptions in the supply chain, from mining to storage to smelting or refining;

•	adjustments to inventory;

•	variations in production costs, including storage, labor and energy costs;

•	costs associated with regulatory compliance, including environmental regulations; and

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the market value of the S&P GSCI® Precious Metals Index Excess Return may offset or enhance the effect of another factor.

PS–10

Description of the Indices Included in the Basket

The basket components (each, an “Index”) are each a sub-index of the S&P GSCI® Excess Return Index, and therefore disclosure in the index supplement relating to the methodology for compiling the S&P GSCI® Excess Return Index accordingly relates as well to the methodology of compiling each Index.

S&P GSCI® Industrial Metals Index Excess Return

As the Index is a sub-index of the S&P GSCI® Excess Return Index, disclosure in the index supplement relating to the methodology for compiling the S&P GSCI® Excess Return Index accordingly relates as well to the methodology of compiling the Index. See the information set forth under “Commodity Indices—S&P GSCI® Commodity Indices” in the index supplement. The Index is calculated in the same manner as the S&P GSCI® Excess Return Index, except that (i) the daily contract reference prices, CPWs and “roll weights” used in performing such calculations are limited to those of the commodities included in the Index (currently, Aluminum, Copper, Lead, Nickel and Zinc as further described under “Commodity Indices—S&P GSCI® Commodity Indices” in the index supplement) and (ii) the Index has a separate normalizing constraint. The dollar weights and daily contract reference prices used in calculating each such normalizing constraint are limited to those of the designated contracts included in the Index. This Index is currently traded under the ticker symbol “SPGCINP”.

The target weights for 2011 for the contracts included in the S&P GSCI® Industrial Metals Index Excess Return are as follows:

Commodity	Weighting
Aluminum	28.92%
Copper	48.19%
Lead	6.02%
Nickel	9.64%
Zinc	7.23%

S&P GSCI® Precious Metals Index Excess Return

As the Index is a sub-index of the S&P GSCI® Excess Return Index, disclosure in the index supplement relating to the methodology for compiling the S&P GSCI® Excess Return Index accordingly relates as well to the methodology of compiling the Index. See the information set forth under “Commodity Indices—S&P GSCI® Commodity Indices” in the index supplement. The Index is calculated in the same manner as the S&P GSCI® Excess Return Index, except that (i) the daily contract reference prices, CPWs and “roll weights” used in performing such calculations are limited to those of the commodities included in the Index (currently, Gold and Silver as further described under “Commodity Indices—S&P GSCI® Commodity Indices” in the index supplement) and (ii) the Index has a separate normalizing constraint. The dollar weights and daily contract reference prices used in calculating each such normalizing constraint are limited to those of the designated contracts included in the Index. This Index is currently traded under the ticker symbol “SPGCPMP”.

The target weights for 2011 for the contracts included in the S&P GSCI® Precious Metals Index Excess Return are as follows:

Commodity	Weighting
Gold	85.29%
Silver	14.71%

S&P GSCI® Crude Oil Index Excess Return

As the Index is a sub-index of the S&P GSCI® Excess Return Index, disclosure in the index supplement relating to the methodology for compiling the S&P GSCI® Excess Return Index accordingly relates as well to the methodology of compiling the Index. See the information set forth under “Commodity Indices—S&P GSCI® Commodity Indices” in the index supplement. The Index is calculated in the same manner as the S&P GSCI® Excess Return Index, except that (i) the daily contract reference prices, CPWs and “roll weights” used in performing such calculations are limited to those of the commodities included in the Index (currently, the West Texas Intermediate (“WTI”) crude oil futures contract traded on the New York Mercantile Exchange as further described under “Commodity Indices—S&P GSCI® Commodity Indices” in the index supplement) and (ii) the Index has a separate normalizing constraint. The dollar weights and daily contract reference prices used in calculating each such normalizing constraint is limited to those of the designated contract included in the Index. This Index is currently traded under the ticker symbol “SPGCCLP”. The target weight for 2011 for the contract included in the S&P GSCI® Crude Oil Index Excess Return is 100%.

Historical Information

The following graphs set forth the historical performance of the basket components based on the closing levels from January 7, 2002 through July 29, 2011 in respect of the S&P GSCI® Industrial Metals Index Excess Return, the S&P GSCI® Precious Metals Index Excess Return, and the S&P GSCI® Crude Oil Index Excess Return. The closing levels on July 29, 2011 were 299.1203 in respect of the S&P GSCI Industrial Metals Index Excess Return, 252.2478 in respect of the S&P GSCI® Precious Metals Index Excess Return and 532.8685 in respect of the S&P GSCI® Crude Oil Index Excess Return.

PS–11

We obtained the closing levels of the basket components below from Bloomberg, L.P. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg, L.P. The historical levels of the basket components should not be taken as an indication of future performance, and no assurance can be given as to the levels of the basket components on any day during the term of the Notes, including the final valuation date. We cannot give you assurance that the performance of the basket components will result in the return of any of your initial investment.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PS–12

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of this pricing supplement. The Agent is committed to take and pay for all of the Notes, if any are taken.

PS–13